Exhibit 2.2

ARTICLES OF MERGER

MERGING

FOX MERGER CORPORATION

(a Wisconsin corporation)

WITH AND INTO

APOGENT TECHNOLOGIES INC.

(a Wisconsin corporation)

ARTICLES OF MERGER executed as of this 2nd day of August, 2004, by and between Apogent Technologies Inc., a Wisconsin corporation (hereinafter referred to as “Survivor”), and Fox Merger Corporation, a Wisconsin corporation (hereinafter referred to as the “Merging Corporation”), in accordance with Section 180.1105 of the Wisconsin Business Corporation Law (“WBCL”).

ARTICLE I

The respective Boards of Directors of the Merging Corporation and Survivor, in accordance with their respective Articles of Incorporation and By-laws and Section 180.1103 of the WBCL, each adopted resolutions approving an Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004 (the “Plan of Merger”), a true and correct copy of which is attached hereto as Exhibit A and incorporated herein by reference.

ARTICLE II

The shareholders of Survivor, in accordance with Section 180.1103 of the WBCL, adopted a resolution on August 2, 2004 approving the Plan of Merger. The shareholders of the Merging Corporation, in accordance with Section 180.1103 of the WBCL, adopted resolutions on March 17, 2004 and August 2, 2004 approving the Plan of Merger.

ARTICLE III

These Articles of Merger shall be effective, and the merger of the Merging Corporation with and into Survivor shall take effect, as of 11:00 A.M. (Central Time) on August 2, 2004.

IN WITNESS WHEREOF, Survivor has caused these Articles of Merger to be executed as of the day and year first above written.

APOGENT TECHNOLOGIES INC.
(“Survivor”)

By:	/s/ Frank H. Jellinek Jr.
Name:	Frank H. Jellinek, Jr.
Title:	President and
Chief Executive Officer

FOX MERGER CORPORATION
(“Merging Corporation”)

By:	/s/ Kevin P. Clark
Name:	Kevin P. Clark
Title:	Vice President

These Articles of Merger were drafted by, and a copy hereof should be returned to, Mark T. Plichta of Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5306.